UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 26, 2006

Adagio Acquisition I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-51494	20-2852425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Spencer Trask Ventures, Inc., 535 Madison Avenue, 18th Floor, New York, NY 10022
(Address of principal executive offices)

Registrant’s telephone number, including area code	(212) 418-8573

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFP 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 26, 2006, Adagio Acquisition I, Inc. (the “Company”) redeemed 1,440,000 shares of its common stock, par value $.0001 per share (the “Common Stock”) from its sole stockholder William P. Dioguardi, our sole officer and director, for an aggregate purchase price of $144, pursuant to that certain Redemption Agreement (the “Redemption Agreement”), a copy of which is attached hereto as Exhibit 10.1. As of the date hereof, the Company has 60,000 shares of Common Stock issued and outstanding, all owned by Mr. Dioguardi.

The Company intends to commence a private placement (the “Offering”) of shares (the “Shares”) of Common Stock, on a reasonable efforts basis with the assistance of a placement agent, with expected gross proceeds of between $1.0 million and $3.0 million. The Company is offering a minimum of 200,000 Shares and a maximum of 600,000 Shares, at a per share price of $5.00. The minimum investment is 3,000 Shares or $15,000. The Company plans to use the net proceeds of the Offering as working capital and as potential capital to be utilized by a company with which the Company may complete a business combination. In connection with the private placement, the Company is expected to agree, subject to certain terms and conditions, to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the resale of the Shares.

The Shares are expected to be issued to accredited investors under an exemption from the registration requirements of the Securities Act, and any purchasers would be prohibited from offering or selling the Shares purchased in the Offering in the absence of an effective registration statement or an applicable exemption from registration requirements.

In connection with the Offering, on June 27, 2006, the Company engaged a placement agent, pursuant to a placement agency agreement (the “Placement Agency Agreement”), a copy of which is attached hereto as Exhibit 10.2. Pursuant to the Placement Agency Agreement, the Company will pay the placement agent a fee equal to 10% of the aggregate gross proceeds received from the sale of the Shares sold in the Offering. Additionally, the Company will issue to the placement agent warrants to purchase such number of shares of Common Stock equal to 10% of the number of Shares sold in the Offering at an exercise price of $5.00, subject to adjustment under certain circumstances.

This Current Report on Form 8-K is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	The following exhibits are filed herewith:

Exhibit 10.1 Redemption Agreement dated June 26, 2006.

Exhibit 10.2 Placement Agency Agreement dated June 27, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adagio Acquisition I, Inc. (Registrant)

Date: June 28, 2006	By:	/s/ William P. Dioguardi
William P. Dioguardi, President